UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2012

Life Time Fitness, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2902 Corporate Place Chanhassen, Minnesota		55317
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 947-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2012, the Compensation Committee of our Board of Directors approved the grant of long-term performance-based restricted stock to our executive officers and certain other employees. The form of restricted stock agreement is filed as Exhibit 10.1 to this Form 8-K.

Our Compensation Committee approved this grant to serve as an incentive to our management team to achieve certain cumulative diluted earnings per share (“EPS”) and return on invested capital (“ROIC”) targets during performance periods that end on December 31, 2015 and December 31, 2106. The cumulative EPS target measures cumulative EPS for each quarter during the period from April 1, 2012 to the end of the applicable performance period. The ROIC target is measured in the last year of the applicable performance period. If the specified cumulative EPS and ROIC targets are met or exceeded for the performance period ending December 31, 2015, 50% of the restricted shares will vest. If the specified cumulative EPS and ROIC targets are met or exceeded for the performance period ending December 31, 2016, then all of the restricted shares will vest. In other words, if the 2015 performance targets were satisfied and 50% of the shares vested, the remaining 50% of the restricted shares will vest. If the 2015 performance targets were not satisfied, but the 2016 performance targets are met, 100% of the restricted shares will vest. In the event that we do not achieve the specified cumulative EPS and ROIC targets for the performance period ending December 31, 2016, the restricted stock will be forfeited.

We consider the specific cumulative EPS and ROIC targets to be competitively sensitive information during the performance period. However, the Compensation Committee set the cumulative EPS targets at 1.5 times the compound annual growth rate under our current long range plan and the ROIC targets at 1.1 times the ROIC under our current long range plan. We do not believe that achievement of either the cumulative EPS or the ROIC targets is currently probable.

If the recipient’s employment is terminated for any reason prior to vesting before a change of control, the restricted shares will be forfeited. The restricted shares will vest immediately if the recipient’s employment is terminated for any reason other than cause following a change of control or if the restricted stock award is not assumed or replaced by the surviving or acquiring entity on economically equivalent terms, as determined by our Compensation Committee. The recipient of the restricted shares will have the right to vote the restricted shares and receive dividends and other distributions, if any, paid on the restricted shares.

Item 9.01.	Financial Statements and Exhibits.

The following Exhibit is filed herewith:

10.1	Form of Restricted Stock Agreement for 2011 Long-Term Incentive Plan with performance-based vesting component.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.

Date: May 10, 2012	By:	/s/ James N. Spolar
James N. Spolar
Associate General Counsel and Secretary

EXHIBIT INDEX

No.	Exhibit	Manner of Filing

10.1	Form of Restricted Stock Agreement for 2011 Long-Term Incentive Plan with performance-based vesting component.	Filed Electronically